NEW CENTURY AGGRESSIVE PORTFOLIO

                            ADMINISTRATION AGREEMENT



         ADMINISTRATION AGREEMENT made this 1st day of November, 2000 by and between New Century Portfolios, a Massachusetts business trust (the "Trust") for New Century Aggressive Portfolio (the "Fund"), and Weston Financial Group, Inc., a Massachusetts corporation (the "Administrator").



                                   BACKGROUND

         The Trust is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund is a series of the Trust and has been organized for the purpose of investing its funds in securities and has retained an investment advisor for this purpose. The Fund desires to avail itself of the facilities available to the Administrator with respect to the administration of its day-to-day affairs, and the Administrator is willing to furnish such administrative services on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. The Trust, on behalf of the Fund, hereby appoints the Administrator to administer the Fund's affairs, subject to the overall supervision of the Board of Trustees of the Trust, for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees during such period to render the services herein described and to assume the obligations set forth herein, for the compensation herein provided.

         2. (a) Subject to the supervision of the Board of Trustees of the Trust, the Administrator shall administer the Fund's affairs and, in connection therewith, shall furnish the Fund with office facilities, and shall be responsible for (i) maintaining the Fund's books and records (other than books and records being maintained by the Fund's custodian, transfer agent or distributor); (ii) overseeing the Fund's insurance relationships; (iii) preparing for the Fund (or assisting counsel and/or auditors in the preparation
of) all required tax returns, proxy statements and reports to the Fund's shareholders and Trustees and reports to and other filings with the Securities and Exchange Commission and any other governmental agency (the Fund agreeing to supply or to cause to be supplied to the Administrator any necessary financial and other information in connection with the foregoing); (iv) preparing such applications and reports as may be necessary to register or maintain the Fund's registration and/or the registration of its shares under the securities or "blue-sky" laws of the various states (the Fund agreeing to pay all filing fees or other similar fees in connection therewith); (v) responding to all inquiries or other communications of shareholders and broker-dealers, if any, which are directed to the Administrator, or, if any such inquiry or communication is more properly to be responded to by the Fund's transfer agent, custodian, distributor, or accounting services agents, overseeing their response thereto;
(vi) overseeing all relationships between the Fund and its custodian, transfer agent, distributor, and accounting services agents, including the negotiation of agreements in relation thereto and the supervision of the performance of such agreements; and (vii) authorizing and directing any of the Administrator's directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. All services to be furnished by the Administrator under this Agreement may be furnished through the medium of any such directors, officers or employees of the Administrator. The Trust authorizes the Administrator to appoint and contract with other parties to perform certain of the services to be furnished by the Administrator under this Agreement, subject to ratification by the officers of the Trust and any such contract shall be countersigned by the Fund to confirm such ratification. The Trust, on behalf of the Fund, represents that it will cooperate with the Administrator and any other parties retained by the Administrator under this Agreement in the performance of services to be rendered by the Administrator or any other parties retained by the Administrator. On behalf of the Fund, the Trust further represents that it will indemnify and hold the Administrator harmless from and against any loss, liability and expense, including any legal expenses arising from failure of the Fund to so cooperate with the Administrator and other parties retained by the Administrator to perform services under this Agreement, or arising from any error, omission, inaccuracy or other deficiency in information provided by the Fund, or the failure of the Fund to provide any portion of such or any information needed by the Administrator or any parties retained by the Administrator to perform the services to be rendered under this Agreement.

                  (b)  In   connection   with  the  services   rendered  by  the
Administrator under this Agreement, the Administrator will bear all of the following expenses:

                         (i) All expenses incurred by the Administrator in connection with administering the ordinary course of the Fund's business other than those assumed by the Fund herein.

                         (ii) The fees of any party with whom the  Administrator
                    may contract to perform certain of the services to be furnished by the Administrator under this Agreement.

                  (c)The Fund assumes and will pay the expenses described below:

                         (i) The salaries  and expenses of all  personnel of the
                    Administrator who perform the duties set forth above in Paragraph 2(a);

                         (ii) The fees and expenses of any investment advisor or
                    expenses otherwise incurred by the Fund in connection with the management of the investment and reinvestment of the Fund's assets;

                         (iii) The fees and expenses of the distributor;

                         (iv) The  fees and  expenses  of  Trustees  who are not
                    affiliated persons of the Administrator, the investment advisor or the distributor;

                         (v) The  fees  and  expenses  of the  custodian,  which
                    relate to (A) the custodial function and the recordkeeping connected therewith, (B) the maintenance of the required accounting records of the Fund not being maintained by the Administrator, (C) the pricing of the shares of the Fund, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Board of Trustees of the Trust, and (D) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Fund's securities and (E) all other expenses related to the performance of duties by the custodian for the Fund;

                         (vi) The fees and  expenses of the Fund's  transfer and
                    dividend disbursing agent, which may be the custodian, which relate to the maintenance of each shareholder account;

                         (vii) The  charges and  expenses  of legal  counsel and
                    independent accountants for the Fund;

                         (viii)  Brokers'  commissions and any issue or transfer
                    taxes   chargeable  to  the  Fund  in  connection  with  its
                    securities transactions;

                         (ix) All taxes and corporate fees payable by the Fund
                    to federal, state or other governmental agencies;

                         (x) The fees of any trade association of which the Fund
                    may be a member;

                         (xi) The cost of share certificates  representing,  and
                    non-negotiable share deposit receipts evidencing, shares of the Fund, if any;

                         (xii) The fees and expenses involved in registering and
                    maintaining registrations of the Fund and its shares with the Securities and Exchange Commission, registering the Fund as a broker-dealer and qualifying its shares for sale under state securities laws, including the preparation and printing of the Fund's registration statements and prospectuses for filing under federal and state securities laws for such purposes;

                         (xiii) Allocable  communications  expenses with respect
                    to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing prospectuses and reports to shareholders in the amount necessary for distribution to the shareholders; and

                         (xiv) Litigation and indemnification expenses and other
                    extraordinary expenses not incurred in the ordinary course of the Fund's business.

         3. As full compensation for the services performed and the facilities furnished by the Administrator, the Fund shall pay the Administrator the salaries and expenses of all personnel of the Administrator who perform the duties set forth herein, within ten (10) business days after the last day of each month.

         4. The Administrator shall not be liable for any error of judgment or mistake of law for any loss suffered by the Fund in connection with the matters to which this Agreement relates, whether incurred by the Administrator or by any other parties retained by the Administrator to perform services under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Administrator's part in the performance of its duties or from reckless disregard by the Administrator of its obligations and duties under this Agreement. On behalf of the Fund, the Trust agrees to indemnify and hold the Administrator harmless from any and all loss, liability, and expense, including any legal expenses, arising out of the Administrator's performance, or status, or any act or omission of the Administrator, or that of any party retained by the Administrator to perform services under this Agreement, unless such loss, liability, or expense is due to the willful misfeasance, bad faith or gross negligence of the Administrator. The Trust, on behalf of the Fund, further agrees to indemnify and hold any party retained by the Administrator to perform services under this Agreement harmless from any and all loss, liability, and expense, including any legal expenses arising out of such party's performance or status, or any act or omission of such party, unless such loss, liability or expense is due to the willful misfeasance, bad faith or gross negligence of such party. Any person employed by the Administrator, who may be or become an employee of and paid by any other entity affiliated with the Fund, such as the investment advisor, distributor, or custodian for the Fund, shall be deemed, when acting within the scope of his employment by such other affiliated entity, to be acting in such employment solely for such other affiliated entity and not as the Administrator's employee or agent.

         5. This Agreement shall continue in effect for a period of more than two (2) years from the date hereof only so long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Administrator at any time, without the payment of any penalty, on not more than sixty (60) days' nor less than thirty (30) days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         6. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Administrator who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the right of the Administrator to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         7. During the term of this Agreement, the Fund agrees to furnish the Administrator at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material provided for distribution to shareholders of the Fund or the public, which refer in any way to the Administrator, prior to use thereof, and not to use such material if the Administrator reasonably objects in writing within five (5) business days (or such other time as may be mutually agreed upon) after receipt thereof. In the event of termination of this Agreement, the Fund will continue to furnish to the Administrator copies of any of the above-mentioned materials which refer in any way to the Administrator. The Fund shall furnish or otherwise make available to the Administrator such other information relating to the business affairs of the Fund as the Administrator at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

         8. This Agreement may be amended by mutual written consent.

         9. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         10. Limitation of Liability. The Declaration of Trust dated February 1, 1990, as amended from time to time, establishing the Trust, which is hereby referred to and a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, provides that the name New Century Portfolios (formerly, Weston Portfolios), means the Trustees from time to time serving (as Trustees but not personally) under the Declaration of Trust. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by the President of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                 NEW CENTURY PORTFOLIOS



[Corporate Seal]                 By:    /S/ WAYNE M. GRZECKI
                                        ---------------------------
                                        Wayne M. Grzecki, President


                                 Attest: /S/ ELLEN M. BRUNO
                                         --------------------------
                                         Ellen M. Bruno, Secretary


                                 WESTON FINANCIAL GROUP, INC.


[Corporate Seal]                 By:     /S/ I. RICHARD HOROWITZ
                                        -----------------------------
                                        I. Richard Horowitz, President


                                 Attest: /S/ DOUGLAS A. BIGGAR
                                         --------------------------
                                         Douglas A. Biggar, Vice-President
                                         and Clerk